EXHIBIT 5.1


                             Scheichet & Davis, P.C.
                                Counselors at Law
                                 505 Park Avenue
                               New York, NY 10022
                                 (212) 688-3200
                               Fax: (212) 371-7634


                                                           August 15, 2000


netcruise.com, Inc.
2401 Morris Avenue
Union, NJ 07083

                     Re: Registration Statement on Form S-8
                         Under the Securities Act of 1933;
                         S.E.C. File No. 333-15011

Gentlemen:

         In our capacity as counsel to netcruise.com, Inc., a New Jersey corporation (the "Company"), we have been asked to render this opinion in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         The Registration Statement covers a total of 7,401,724 shares of the Company's $.0001 par value common stock (the "Common Stock"), comprised of the following:

         1. 6,500,000 shares of Common Stock issuable upon the exercise of stock options pursuant to the Company's 1997 Stock Incentive Plan, as amended;

         2. 311,724 shares of Common Stock issuable to certain employees of the Company upon the exercise of Common Stock purchase warrants (the "Employee Warrants") which were issued to them in consideration of their having released the Company from certain obligations owed to them for unpaid salaries;

         3. 500,000 shares of Common Stock issuable to Benjamin S. Gage pursuant to a consulting agreement dated October 13, 1999 between the Registrant and Infomercial Management, Inc.; and






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         4. 90,000  shares of Common  Stock  issuable  to Donald  Smith upon the exercise of Common Stock purchase warrants (the "Wordsmith Warrants") which are to be issued to him pursuant to a consulting agreement dated March 20, 2000 between the Company and Wordsmith Communications Group, Inc.

         In that connection, we have examined the Company's Certificate of Incorporation and By- Laws, as amended, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Common Stock, the Employee Warrants and the Wordsmith Warrants, respectively, and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey;

         2. The shares of Common Stock, including the shares issuable upon the exercise of the Employee Warrants and the Wordsmith Warrants, have been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable; and

         3. The Employee Warrants and the Wordsmith  Warrants have been duly and
validly   authorized  and,  when  issued  and  paid  for  as  described  in  the
Registration Statement, will be duly and validly issued.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name as attorneys in connection wth the Registration Statement.


                                                    Very truly yours,

                                                    SCHEICHET & DAVIS, P.C.

                                                   /s/ William J. Davis
                                                       A Member of the Firm